Exhibit 10.24



                       AMERICAN HOME PRODUCTS CORPORATION

              SPECIAL RESTRICTED STOCK PERFORMANCE AWARD AGREEMENT

                       UNDER THE 1996 STOCK INCENTIVE PLAN

                                    AS OF:  JANUARY 28, 1999
                                    NUMBER OF SHARES SUBJECT
                                    TO TARGET AWARD  FOR 1999:  8,500
                                                     FOR 2000:  8,500



William J. Murray
Five Giralda Farms
Madison, New Jersey 07940


         Under the terms and conditions of this Agreement and of the Company's 1996 Stock Incentive Plan (the "Plan"), a copy of which has been delivered to you and is made a part hereof, the Company hereby awards to you units (the "Units") representing shares of the Company's Common Stock (the "Common Stock") for 1999 and 2000, respectively, subject to the restrictions set forth in this Agreement, in the amounts set forth above (each a "Target Award"). Upon the satisfaction by the Company of the performance criteria as described in Paragraph 3 of this Agreement, the Units will be converted into shares of the Company's Common Stock entitling you to all of the rights of a stockholder as described herein but subject to the restrictions set forth in this Agreement (the "Restricted Stock"). Except as provided herein, the terms used in this Agreement shall have the same meanings as in the Plan.

         1. Rights as Stockholders. During the period from the date of this Agreement through any Conversion Date (as defined herein), no shares of the Company's Common Stock represented by the Units will be earmarked for you or your account nor shall you have any of the rights of a stockholder with respect to such shares. Upon issuance of shares of Restricted Stock as of a Conversion Date, you will be the owner of record of the shares of Common Stock represented by such Restricted Stock and shall receive either (through book-entry form) a credit to an account maintained on your behalf or a stock certificate representing such shares of Common Stock and you shall be entitled to all of the rights of a stockholder of the Company, including the right to vote and the right to receive dividends, subject to the restrictions stated in this Agreement and referred to in the legend described in Paragraph 7 below and subject to the additional provisions of Paragraph 4. If you receive any additional shares by reason of being the holder of Restricted Stock under this Agreement, all the additional shares shall be subject to the provisions of this Agreement and all certificates evidencing ownership of the additional shares shall bear the legend.

         2. Restricted Period. Except as set forth in Section 5 or 6(b), during the period from the date of this Agreement through the date on which the Committee determines whether performance targets have been met for 2000 (the "Restricted Period"), you may not sell, transfer, assign, pledge, or otherwise encumber or dispose of any Units or Restricted Stock granted hereunder.

         3. Conversion to Restricted Stock. (a) Except if this Agreement is earlier terminated in accordance with its terms, at meetings of the Committee to be held within 60 days after the end of each of 1999 and 2000, respectively, or at such other time or times as the Committee in its discretion deems appropriate, the Committee shall compare the IBT (as defined below) for the preceding year with the Target IBT (as defined below) for such year (the date on which each such determination is made being referred to herein as a "Conversion Date") and, if the Committee determines for such year that:

         (i) IBT is less than 90% of the Target IBT, then all rights with respect to the Target Award for such year (the "Annual Target Amount") shall thereupon be forfeited;

         (ii) IBT is greater than or equal to 90% of the Target IBT and less than 95% of the Target IBT, then Units representing 75% of the Annual Target Amount shall be converted into Restricted Stock and all rights with respect to the remaining portion of such Annual Target Amount shall thereupon be forfeited;

         (iii) IBT is greater than or equal to 95% of the Target IBT and less than 105% of the Target IBT, then Units representing the entire Annual Target Amount shall be converted into Restricted Stock; and

         (iv) IBT is greater than or equal to 105% of the Target IBT, then Units representing the entire Annual Target Amount shall be converted into Restricted Stock and you shall be entitled to receive an additional grant of Restricted Stock representing 25% of the Annual Target Amount (a "Bonus Award"), such additional grant to be made by the Committee at such meeting.

         (b) Notwithstanding anything to the contrary contained in this Agreement, Units shall be converted into Restricted Stock in whole numbers of shares only and, if necessary, shall be rounded up or down for each such year.

        (c) As used in this Agreement, the term:

                  (i) "IBT" for any year means the net income before income taxes of the Company's Agricultural Products Division as determined in accordance with the Company's Master Accounting Manual on a basis that is consistent with past practice, such determination to be made in good faith by the Committee acting in its sole discretion.

                  (ii) "Target IBT" means, for each of 1999 and 2000, the amounts set forth on Exhibit I hereto.

         4. Restricted Stock Trust. (a) Subject to Paragraph 4(b) below, you are eligible to make a one-time irrevocable election to cause the Company to contribute as of the Conversion Date the shares of Restricted Stock, issuable hereunder, to the Restricted Stock Trust (as defined below) by completing the form set forth on Schedule A attached hereto wherein such shares of stock shall be held, subject to claims of the Company's creditors, until delivery to you under the terms of Paragraph 5 herein. Subject to Paragraph 4(b), below, if you do not make such election, such shares shall be delivered to you as provided in Paragraph 5(a)(i) of this Agreement.

         (b) Notwithstanding anything to the contrary contained in this Agreement, if you are or, in the judgment of the Committee, are expected to be a Named Executive Officer with respect to any year in which a Conversion Date occurs, then you will be deemed to have made the election under Paragraph 4(a) above to have the Restricted Stock into which Units shall be converted on such date and thereafter contributed to the Restricted Stock Trust.

         (c)      For purposes of this Agreement:

         (i) "Named Executive Officer" shall mean the Chief Executive Officer of the Company or any of the four highest compensated officers (other than the Chief Executive Officer of the Company) whose total compensation payable is required to be reported to stockholders under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

         (ii) "Restricted Stock Trust" means the trust fund established under the Restricted Stock Trust Agreement dated as of April 20, 1994 (the "Trust Agreement") to accommodate the deferral of delivery of shares of Common Stock represented by Units and/or Restricted Stock (and dividends paid thereon) as provided in Paragraph 5(a)(ii) of this agreement, which trust fund is subject to the claims of the Company's general creditors under federal and state law in the event of insolvency of the Company as described in the Trust Agreement.

         5. Delivery of Shares of Common Stock. (a) Subject to Paragraphs 4 and 9 of this Agreement, as soon as practicable after the Restricted Period, all shares of Restricted Stock (and any Bonus Award) granted hereunder shall be canceled and in replacement thereof you shall receive either (through book-entry form) a credit to an account maintained on your behalf or a stock certificate representing the Common Stock free of any restrictive legend other than as may be required by applicable state or federal securities law, such Common Stock to be either (i) so delivered to you promptly or (ii) if you have made or are deemed to have made the election under Paragraph 4 above, contributed to the Restricted Stock Trust, in which case such shares shall be maintained in the Restricted Stock Trust and delivery shall be deferred until after your Retirement in accordance with the election set forth on Schedule A attached hereto, or if either (1) no such election is made or (2) your employment with the Company is terminated prior to Retirement for any reason (including death), delivery shall be made on the first business day of the calendar year following your termination of employment or as otherwise provided in the Trust Agreement.

         (b) Notwithstanding any other provisions hereof, the number of shares of Common Stock which shall be delivered to you pursuant to Paragraph 5(a) either directly or from the Restricted Stock Trust shall be (i) the number of such shares which would have been delivered in the absence of this Paragraph 5(b) minus (ii) the number of whole shares of Common Stock necessary to satisfy the minimum federal, state and/or local income tax withholding obligations which are imposed on the Company by applicable law in respect of the delivery of such award as well as other withholding obligations (e.g., Social Security and Medicare) which may be due and payable under applicable law as of the lapse of the Restricted Period as defined in Paragraph 2, whether or not delivery of such shares is deferred under Paragraph 4 (and which may be satisfied by the reduction effected hereby in the number of deliverable shares), it being understood that the value of the shares referred to in clause (ii) above shall be determined, for the purposes of satisfying such withholding obligations, on the basis of the average of the high and low per share prices for the Common Stock as reported on the Consolidated Transaction Reporting System on the designated date of delivery, or on such other reasonable basis for determining fair market value as the Committee may from time to time adopt.

         6. Termination of Employment. (a) Subject to Section 7(f) of the Plan, in the event of your termination of employment during the Restricted Period for any reason other than death, Disability or Retirement, you shall forfeit all rights to all Units and Restricted Stock granted hereunder and you agree (i) to assign, transfer, and deliver the Restricted Stock to the Company and (ii) that you shall cease to be a stockholder of the Company with respect to such shares, provided, the Committee may provide for a partial or complete exception to this requirement as it deems equitable in its sole discretion.

         (b) In the event that your employment is terminated due to Disability or Retirement, or in the event of your death, vesting of all shares of Restricted Stock covered by the Target Award and any related Bonus Award and delivery of the shares of Common Stock of the Company represented thereby will be made to you or your designated beneficiary or your legal representative, legatee or such other person designated by an appropriate court as entitled to receive the same, as the case may be, on the terms and, subject to the conditions of this Agreement, including Paragraph 3 above and Paragraphs 10 and 11 below.

         7. Legend. Each book-entry or certificate evidencing ownership of Restricted Stock issued during the Restricted Period shall bear the following legend:

         "These shares have been issued or transferred subject to a Special Restricted Stock Performance Award and are subject to substantial restrictions, including a prohibition against transfer and a provision requiring transfer of these shares to the Company without payment in the event of termination of the employment of the registered owner under certain circumstances all as more particularly set forth in a Special Restricted Stock Performance Award Agreement dated as of January 28, 1999, a copy of which is on file with the Company."

         8. Miscellaneous. This Agreement may not be amended except in writing and neither the existence of the Plan and this Agreement nor the Target Award granted hereby shall create any right to continue to be employed by the Corporation or its subsidiaries and your employment will continue to be at will and terminable at will by the Corporation. In the event of a conflict between this Agreement and the Plan, the Plan shall govern.

         9. Compliance With Laws. (a) This Agreement shall be governed by the laws of the State of Delaware and any applicable laws of the United States. Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to cause to be delivered any Restricted Stock or shares of Common Stock of the Company represented thereby pursuant to this Agreement unless and until the Company is advised by its counsel that the issuance of such shares either (through book-entry form) by a credit to an account maintained on your behalf or by delivery of certificates representing such shares is in compliance with all applicable laws and regulations of governmental authority. The Corporation shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance of such shares either (through book-entry form) by a credit to an account maintained on your behalf or by delivery of certificates representing such shares to comply with any such law or regulation.

         (b) If you are subject to Section 16 of the 1934 Act, transactions under the Plan and this Agreement are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan, this Agreement or action by the Committee involving you is deemed not to comply with an applicable condition of Rule 16b-3, such provision or action shall be deemed null and void as to you, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan and/or this Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of awards as applicable) shall be deemed automatically to be incorporated by reference into the Plan and/or this Agreement insofar as you are concerned, with such incorporation to be deemed effective as of the effective date of such Rule 16b-3 provision. In addition, the Committee in its discretion may cause the Company to retain custody of the certificates representing the Common Stock to be delivered under Paragraph 5 above so long as necessary or appropriate to ensure that any minimum holding period under Rule 16b-3 is satisfied.

        10. Sale of the Agricultural Products Division. Notwithstanding anything to the contrary herein, in the event of a sale or other divestiture by the Company of the Agricultural Products Division prior to December 31, 1999, the Target Award for 2000 will be canceled and the Target Award for 1999 will be subject to conversion to Restricted Stock in the sole discretion of the Committee based upon the determination by the Committee as to whether and to what extent the performance criteria would have (assuming that the divestiture transaction had not occurred) been satisfied. In the event of any such transaction occurring during 2000, no change shall be made with respect to the Award for 1999 and the Target Award for 2000 will be subject to conversion to Restricted Stock in the sole discretion of the Committee based upon the determination by the Committee as to whether and to what extent the performance criteria would have (assuming that the divestiture transaction had not occurred) been satisfied.

         11. Change of Control. Notwithstanding Section 9 of the Plan, upon a Change in Control (as defined in the Plan), (A) the date upon and after which the Units will be converted to shares of Restricted Stock (or Common Stock free from restriction) will not be accelerated and (B) the Units (or shares of Restricted Stock) will not be cashed out, in each case unless and until the Committee provides otherwise. Furthermore, you hereby waive all rights under the Severance Agreement entered into by and between you and the Company and approved by the Board on January 29, 1998 (the "Severance Agreement") to receive an amount in respect of the Units (or shares of Restricted Stock) in the event that this Agreement is terminated or such Units (or shares of Restricted Stock) are forfeited upon termination of your employment following a Change in Control (as defined in the Severance Agreement) to which you would otherwise be entitled thereunder.


                                            AMERICAN HOME PRODUCTS CORPORATION


                                            By:
                                                 Corporate Treasurer

Accepted and agreed to:


--------------------------                           -------------------------
Name (Please Print)                                  Social Security Number


--------------------------                           -------------------------
Signature                                            Date of Birth

                                                                 SCHEDULE A



                                  ELECTION FORM

                    (To Be Completed in Conjunction with Your
              Special Restricted Stock Performance Award Agreement)


I, , hereby make an election to defer distribution of all shares of Common Stock less those shares necessary to satisfy any applicable withholding obligation under Paragraph 5(b) of the Special Restricted Stock Performance Award Agreement (the "Agreement) and to cause the Company to contribute such shares to the Restricted Stock Trust (with any dividends thereon to be reinvested under the AHPC Master Investment Plan).

See Note Below

I, _______________________, hereby make an election to receive, after Retirement, a distribution of such number of shares in the Restricted Stock Trust to which I am entitled in substantially equal annual installments over a period not to exceed ten years as follows, subject to the provisions of the Agreement, including Paragraph 5, thereof (provided, however, that in the event of my death all remaining installments shall be accelerated and promptly distributed):

Circle the number of annual installments:

2      3      4      5      6      7      8      9      10

These elections shall be irrevocable upon execution of the Agreement.


--------------------------
Signature of Executive


--------------------------
Dated:


--------------------------
Witnessed:


NOTE: 1. If you are or are expected to be a Named Executive Officer with respect to any year in which a Conversion Date occurs, you will be deemed to have elected deferred distribution hereunder.

                             Beneficiary Designation

In the event of my death, I designate the following beneficiary (ies) to receive any shares of the Company's Common Stock to be distributed to me or which have been deferred on my behalf to the Restricted Stock Trust under this Agreement together with any dividends thereon.


--------------------------
Beneficiary (ies)


--------------------------
Contingent Beneficiary (ies)


                                       --------------------------
                                       Signature of Executive

--------------------------
Dated:


--------------------------
Witnessed: